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                                                                    EXHIBIT 23.1

                     CONSENT OF L J SOLDINGER ASSOCIATES LLC

                          INDEPENDENT AUDITORS' CONSENT

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2004 which appears on page F-1 of the 2003 Form 10-KSB Annual Report filed on March 30, 2004 and such report which was subsequently reissued (upon Endeavour International Corporation restating its audited financial statements for the years ended December 31, 2003 and 2002 and the period from January 13, 2000 (Inception) through December 31, 2003 to reflect the adoption of the full cost method of accounting for oil and gas properties) and dated March 16, 2004 (Except for Note 2, as to which the date is June 15, 2004) appearing on page F-1 of the Form 8-K Current Report filed on July 12, 2004, of Endeavour International Corporation, and to the reference to our Firm under the caption "Experts" in the Prospectus included in such Registration Statement.


s/ L J Soldinger Associates LLC

Deer Park, Illinois, USA
October 6, 2004